As filed with the Securities and Exchange Commission on October 16, 2000

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|X|   Preliminary Proxy Statement          |_|  Confidential, For Use of the
                                                Commission Only (as permitted by
|_|   Definitive Proxy Statement                Rule 14a-6(e)(2))
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       ROBOCOM SYSTEMS INTERNATIONAL INC.
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                (Name of Registrant as Specified in Its Charter)

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       (Name of Person Filing Proxy Statement, Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)   Title of each class of securities to which transaction applies:
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(2)   Aggregate number of securities to which transaction applies:
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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4)   Proposed maximum aggregate value of transaction:
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(5)   Total fee paid:
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|_|   Fee paid previously with preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)   Amount Previously Paid: $
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

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                November 1, 2000

To the Shareholders of Robocom Systems International Inc.:

      Notice is hereby given that the Annual Meeting of Shareholders of Robocom Systems International Inc., a New York corporation (the "Company"), will be held in the Executive Conference Room of Robocom Systems International Inc., 511 Ocean Ave., Massapequa, NY 11758, on Monday, December 4, 2000 at 9:00 A.M., local time, for the following purposes:

      1. Election of six (6) directors to the Board of Directors to hold office until the 2001 Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified;

      2. Approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 shares to 30,000,000 shares;

      3. Approval of a private placement offering of equity securities, or securities convertible into equity securities, of the Company for aggregate consideration in an amount not to exceed $10,000,000;

      4. Approval and adoption of a proposal to amend the Company's 1997 Stock Option and Long-Term Incentive Compensation Plan, as amended, to increase the number of shares of Common Stock that may be issued thereunder from 650,000 shares to 1,150,000 shares;

      5.    Such other business as may properly come before the Annual Meeting.

      Only shareholders of record at the close of business on Wednesday, October 25, 2000 will be entitled to vote at the Annual Meeting.

      Whether or not you expect to attend the Annual Meeting, please mark, sign and promptly return the enclosed proxy in the postpaid envelope provided. If you receive more than one proxy because your shares are registered in different names or addresses, each such proxy should be signed and returned so that all your shares will be represented at the meeting.

                                       Sincerely,

                                       C. Kenneth Morrelly
                                       President and Chief Executive Officer

                       ROBOCOM SYSTEMS INTERNATIONAL INC.
                                511 Ocean Avenue
                           Massapequa, New York 11758

                                 PROXY STATEMENT

                                     GENERAL

      This Proxy Statement is furnished to shareholders of Robocom Systems International Inc., a New York corporation (the "Company"), in connection with the solicitation, by order of the Board of Directors of the Company (the "Board"), of proxies to be voted at the Annual Meeting of Shareholders, to be held on Monday, December 4, 2000 at 9:00 A.M., local time, in the Executive Conference Room of Robocom Systems International Inc., 511 Ocean Avenue, Massapequa, NY 11758, and at any adjournment or adjournments thereof (the "Annual Meeting"). The accompanying proxy is being solicited on behalf of the Board. This Proxy Statement and the enclosed proxy card were first mailed to shareholders of the Company on or about November 1, 2000, accompanied by the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 2000, and the Company incorporates the contents of such report herein by reference thereto.

      At the Annual Meeting, the following matters will be considered and voted upon:

      (1) Election of six (6) directors to the Board of Directors to hold office until the 2001 Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified;

      (2) Approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $ .01 per share (the "Common Stock"), of the Company from 10,000,000 shares to 30,000,000 shares;

      (3) Approval of a private placement offering of equity securities, or securities convertible into equity securities, of the Company for aggregate consideration in an amount not to exceed $10,000,000;

      (4) Approval and adoption of a proposal to amend the Company's 1997 Stock Option and Long-Term Incentive Compensation Plan, as amended, to increase the number of shares of Common Stock that may be issued thereunder from 650,000 shares to 1,150,000 shares;

      (5)   Such other business as may properly come before the Annual Meeting.

Voting and Revocation of Proxies; Adjournment

      All of the voting securities of the Company represented by valid proxies, unless the shareholder otherwise specifies therein or unless revoked, will be voted FOR the election of the persons nominated as directors and, at the discretion of the proxy holders, on any other matters that may properly come before the Annual Meeting. The Board does not know of any matters to be considered at the Annual Meeting other than the election of directors, the proposed amendment of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, the proposed offering of equity securities, and the proposed amendment to the Company's 1997 Stock Option and Long-Term Compensation Plan.

      If a shareholder has appropriately specified how a proxy is to be voted, it will be voted accordingly. Any shareholder has the power to revoke such shareholder's proxy at any time before it is voted. A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

      A plurality of the votes cast at the Annual Meeting by the shareholders entitled to vote in the election is required to elect the director nominees, the approval of the holders of a majority of all outstanding shares of Common Stock entitled to vote is required to approve the proposed increase in the authorized Common Stock of the Company and a majority of the votes cast at the Annual Meeting by the shareholders entitled to vote is required to take any other action. Although no formal agreement exists, the Company anticipates that the 2,501,000 shares (approximately 55.6% of the outstanding shares) in the aggregate of the Common Stock beneficially owned by Mr. Irwin Balaban, the Chairman of the Board, Mr. Herbert Goldman, a Director of the Company, and Mr. Lawrence B. Klein, the Secretary and a Director of the Company, will be voted as recommended for the director nominees set forth herein. Accordingly, the Board anticipates its nominees will be elected to serve as the Company's directors and the proposed amendment of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, the proposed offering of equity securities and the proposed amendment to the Company's 1997 Stock Option and Long-Term Compensation Plan will all be approved. In the event that sufficient votes in favor of any of the matters to come before the meeting are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of any such proposed adjournment or adjournments.

      Abstentions and broker non-votes are counted in determining the existence of a quorum but are not counted as votes cast for the proposals as to which the shareholder abstained or the broker withheld authority. Abstentions and broker non-votes have the effect of reducing the number of affirmative votes required to achieve a majority of the votes cast.

Solicitation

      The solicitation of proxies pursuant to this Proxy Statement will be primarily by mail. In addition, certain directors, officers or other employees of the Company may solicit proxies by telephone, telegraph, mail or personal interviews, and arrangements may be made with banks, brokerage firms and others to forward solicitation material to the beneficial owners of shares held by them of record. No additional compensation will be paid to directors, officers or other employees of the Company for such services. The total cost of any such solicitation will be borne by the Company and will include reimbursement of brokerage firms and other nominees.

Quorum and Voting Rights

      The Board has fixed Wednesday, October 25, 2000 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Holders of record of shares of Common Stock at the close of business on the Record Date will be entitled to one vote for each share held. The presence, in person or by proxy, of the holders of a majority of the outstanding voting securities entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management Ownership

      The following table sets forth, as of October 5, 2000, the names, addresses and number of shares of Common Stock beneficially owned by all persons known to the management of the Company to be beneficial owners of more than 5% of the outstanding shares of Common Stock, and the names and number of shares beneficially owned by all directors and director nominees of the Company and all executive officers and directors of the Company as a group (except as indicated, each beneficial owner listed exercises sole voting power and sole dispositive power over the shares beneficially owned):

                 Name and Address of                                Number of Shares         Percentage of Outstanding
                 Beneficial Owner (1)                             Beneficially Owned(2)    Shares Beneficially Owned(2)
                 --------------------                             ---------------------    ----------------------------
Irwin Balaban ................................................         1,014,958(3)                  22.37%
Herbert Goldman ..............................................           904,000(4)                  20.02
William J. Hancock ...........................................             5,000(5)                    *
Lawrence B. Klein ............................................           685,958(6)                  15.12
C. Kenneth Morrelly ..........................................            37,667(7)                    *
Yacov Shamash ................................................             5,000(5)                    *
All executive officers and directors as a group (9 persons)...         2,856,783(8)                  60.76

----------

*     Less than 1%.

(1) The address of each beneficial owner of more than 5% of the outstanding shares of Common Stock is c/o Robocom Systems International Inc., 511 Ocean Avenue, Massapequa, New York 11758.

(2) Except as indicated in the footnotes to this table, the Company believes that all persons named in the table have sole voting and investment power with respect to all Common Stock shown as beneficially owned by them. In accordance with the rules of the Securities and Exchange Commission (the "Commission"), a person or entity is deemed to be the beneficial owner of Common Stock that can be acquired by such person or entity within 60 days upon the exercise of options or warrants or other rights to acquire Common Stock. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days have been exercised. The inclusion herein of such shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(3) Includes 564,000 shares held by I&T Balaban L.P. and 41,958 shares subject to options that are presently exercisable.

(4) Includes 564,000 shares held by H & N Goldman L.P., 160,000 shares held by the Herbert Goldman Revocable Trust, 160,000 shares held by the Naomi J. Goldman Revocable Trust and 20,000 shares subject to options that are presently exercisable.

(5)   Represents 5,000 shares subject to options that are presently exercisable.

(6)   Includes 41,958 shares subject to options that are presently exercisable.

(7) Nominee for election to the Board of Directors; includes 21,667 shares subject to options that are presently exercisable.

(8)   Includes 205,583 shares subject to options that are presently exercisable.

                       PROPOSAL 1 - Election of Directors

      The Amended and Restated Bylaws of the Company provide that the number of directors of the Company shall be at least three and not more than seven, except that where all the shares are owned beneficially and of record by fewer than three shareholders, the number of directors may be less than three, but not less than the number of shareholders. Subject to the foregoing limitation, such number may be fixed from time to time by action of the Board or of the shareholders. The Board currently consists of five directors. The term of office of the directors is one year, expiring on the date of the next annual meeting, or when their respective successors shall have been elected and shall qualify, or upon their prior death, resignation or removal.

      Except where the authority to do so has been withheld, it is intended that the persons named in the enclosed proxy will vote for the election of the nominees to the Board listed below to serve until the date of the next annual meeting of the shareholders of the Company and until their successors are duly elected and qualified. Although the directors of the Company have no reason to believe that the nominees will be unable or decline to serve, in the event that such a contingency should arise, the accompanying proxy will be voted for a substitute (or substitutes) designated by the Board.

      The following table sets forth certain information regarding the director nominees. All of the following individuals, with the exception of C. Kenneth Morrelly, currently serve as directors of the Company:

                                Principal Occupation for Past Five Years and
     Name             Age       Current Public Directorships or Trusteeships
     ----             ---       --------------------------------------------

Irwin Balaban         68     Mr. Balaban is a co-founder of the Company and has
                             been Chairman of the Board since 1983. From 1983 until his retirement in March 1999, he was President and Chief Executive Officer of the
                             Company and, since that time, he has provided consulting services to the Company.

Herbert Goldman       69     Mr. Goldman is a co-founder of the Company and has
                             been a director of the Company since 1983. He has provided consulting services to the Company from his retirement in 1996 until May 2000. From 1991 until his retirement, Mr. Goldman had been Executive Vice President - Operations of the
                             Company.

William J. Hancock    58     Mr. Hancock is has been a director of the Company
                             since 1999. Since August 1998, he has been an independent consultant specializing in defense logistics, infrastructure outsourcing and privatization, and global logistics process reengineering. He has provided consulting services to the Company since November 1999. From September
                             1996 to August 1998, in the rank of Vice Admiral, Mr. Hancock served as the Deputy Chief of Naval
                             Operations for the Logistics Department of the Navy. From June 1994 to September 1996, in the rank of Rear Admiral, Mr. Hancock served as the Director, Office of Budget, Department of the Navy.

Lawrence B. Klein     66     Mr. Klein is a co-founder of the Company and has
                             been a director of the Company since 1991. He was Executive Vice President - Worldwide from May 1999 until his retirement in May 2000, and since that time, has provided consulting services to the Company. From 1991 to May 1999, Mr. Klein had been the Executive Vice President, Marketing and Sales of the Company.

                                Principal Occupation for Past Five Years and
     Name             Age       Current Public Directorships or Trusteeships
     ----             ---       --------------------------------------------

C. Kenneth Morrelly   55     Mr. Morrelly has been President and Chief Executive
                             Officer of the Company since August 2000. From June
                             1999 to August 2000, he was Senior Vice President -
                             Sales and Marketing of the Company. For more than 15 years prior thereto, Mr. Morrelly was a Senior
                             Vice President of Dayton T. Brown, Inc., a company that performs research, development and testing for the Department of Defense. Mr. Morrelly has over 30 years experience in information technology and over ten years experience in advanced supply chain management research and implementation.

Yacov Shamash         50     Mr. Shamash has been a director of the Company
                             since 1999. Since 1992, he has been Dean of the College of Engineering and Applied Sciences and the Harriman School for Management and Policy at SUNY
                             Stony Brook. Since 1989, Mr. Shamash has served as a director and chair of the audit committee of Key
                             Tronic Corporation, a keyboard manufacturing company. Mr. Shamash also serves as a director of Long Island High Technology Incubator (LIHTI), the
                             Long Island Forum for Technology (LIFT), and the
                             Long Island Software Technology Network (LISTnet), which are not-for-profit organizations. He is a Fellow of the Institute of Electronic and Electrical Engineers (IEEE) and was a member of the Board of Governors of the IEEE Aerospace and Electronics Systems Society (AESS) from 1989 to
                             1995.

      The term of office of the directors is one year, expiring on the date of the next annual meeting and thereafter until their respective successors shall have been elected and shall qualify.

Board Meetings and Committees

      The Board of Directors met three times during the fiscal year ended May 31, 2000. Each director attended at least 75% of the Board and Committee meetings of which he was a member during such time as he served as a director. From time to time, the members of the Board act by unanimous written consent pursuant to the Business Corporation Law of the State of New York, as amended.

      The Board has an Audit Committee, which currently consists of Messrs. Hancock and Shamash. The Audit Committee recommends engagement of the Company's auditors for approval and is responsible for determining that management fulfills its responsibilities in the preparation of financial statements and financial control of operations. The Audit Committee was established in September 1997 and held two meetings during the fiscal year ended May 31, 2000.

      The Board has a Compensation Committee, which currently consists of Messrs. Hancock and Shamash. The Compensation Committee reviews and makes recommendations to the Company's Board of Directors relating to the compensation of executives and administers the Company's stock option and incentive plans. The Compensation Committee was established in September 1997 and held two meetings during the fiscal year ended May 31, 2000.

Board of Directors Compensation

      Each non-employee director receives $500 for each Board meeting attended and is reimbursed for all out-of-pocket expenses incurred in connection with his attendance at meetings of the Board or any committee thereof. Upon the annual election to the Board of Directors, each non-employee director is granted five-year options to purchase 5,000 shares of Common Stock at an exercise price equal to fair market value of the Common Stock at the date of grant. In addition, directors serving on either the Audit Committee or the Compensation Committee are granted additional five-year options to purchase 2,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock at the date of grant. These options vest immediately. Upon election to the Board of Directors on October 29, 1999, Messrs. Hancock and Shamash received five-year options to purchase 5,000 shares of Common Stock at the exercise price of $1.4375 per share.

Vote Required

      A plurality of the votes cast at the Annual Meeting by the shareholders entitled to vote in the election is required to elect the director nominees.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE
                        DIRECTOR NOMINEES OF THE BOARD.

 PROPOSAL 2 - Approval of an amendment to the Company's Restated Certificate of
       Incorporation to increase the number of authorized shares of Common
               Stock from 10,000,000 shares to 30,000,000 shares

      The Company's Board of Directors has proposed an amendment to Section 4 of the Company's Restated Certificate of Incorporation. This amendment would increase the Company's authorized Common Stock from 10,000,000 shares to 30,000,000 shares. At October 5, 2000, 4,495,984 shares of the Company's Common Stock were outstanding and an aggregate of 650,000 shares of Common Stock were reserved for issuance under the Company's 1997 Stock Option Plan and Long-Term Incentive Compensation Plan, as amended. Approval of the proposed increase would give the Company approximately 25,504,000 shares of Common Stock for future issuance.

      The Company' also has 1,000,000 authorized shares of preferred stock, par value $.01 per share (the "Preferred Stock"), of which there were no shares outstanding at October 5, 2000. No increase in the authorized number of shares of Preferred Stock is requested.

      The Company's plans for the issuance of additional shares of Common Stock are discussed in Proposal 3. The Board of Directors believes that the proposed increase is desirable so that, as the need may arise, the Company will have more financial flexibility and be able to issue additional shares of Common Stock without the expense and delay associated with a special shareholders' meeting, except where shareholder approval is required by applicable law or stock exchange regulations. The additional shares of Common Stock might be used, for example, in connection with an expansion of the Company's business through investments or acquisitions, sold in a financing transaction or issued under an employee stock option, savings or other benefit plan or in a stock split or dividend to shareholders. The Board does not intend to issue any shares except on terms that it considers to be in the best interests of the Company and its shareholders.

      The additional shares of Common Stock for which authorization is sought would be a part of the existing class of Common Stock. If and when issued, these shares would have the same rights and privileges as the shares of Common Stock presently outstanding. No holder of Common Stock has any preemptive rights to acquire additional shares of Common Stock.

      The issuance of additional shares could reduce existing shareholders percentage ownership and voting power in the Company and, depending on the transaction in which they are issued, could affect the per share book value or other per share financial measures.

      Although the proposed amendment is not intended to be an anti-takeover measure, shareholders should note that, under certain circumstances, the additional shares of Common Stock could be used to make any attempt to gain control to the Company or the Board of Directors more difficult or time-consuming. Any of the additional shares of Common Stock could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid. It is possible that such shares could be sold with or without an option, on the part of the Company, to repurchase such shares, or on the part of the purchaser, to put such shares to the Company.

      The amendment to increase the authorized Common Stock might be considered to have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's capital stock, to acquire control of the Company, since the issuance of the additional shares of Common Stock would dilute the stock ownership of a person or entity seeking to obtain control and to increase the cost to a person or entity seeking to acquire a majority of the voting power of the Company. If so used, the effect of the additional authorized shares of Common Stock might be
(i) to deprive shareholders of an opportunity to sell their stock at a temporarily higher price as a result of a tender offer or the purchase of shares by a person or entity seeking to obtain control of the Company or (ii) to assist incumbent management in retaining its present position.

Text of Proposed Amendment

      Section 4 of the Company's Restated Certificate of Incorporation is proposed to be amended to read as follows:

                  "The aggregate number of shares of capital stock which the
            Corporation shall have authority to issue is 31,000,000, of which 30,000,000 shall be Common Stock, par value $.01 per share (the "Common Stock"), and 1,000,000 shall be Preferred Stock, par value $.01 per share (the "Preferred Stock"). The Preferred Stock may be issued, from time to time, in one or more series with such designations, preferences and relative participating optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors providing for the issuance of such Preferred Stock or series thereof; and the Board of Directors is hereby expressly vested with authority to fix such designations, preferences and relative participating options or other special rights or qualifications, limitations or restrictions for each series, including, but not by way of limitation, the power to determine the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and determine the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the Corporation and fix the voting power, if any, of Preferred Stock or any series thereof."

Vote Required

      The proposed amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 shares to 30,000,000 shares will become effective only upon approval by the holders of a majority of all outstanding shares entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS
                                  PROPOSAL 2.

   PROPOSAL 3 - Approval of a private placement offering of equity securities, or securities convertible into equity securities, of the Company for aggregate consideration in an amount not to exceed $10,000,000.

      The Company is contemplating a transaction or series of transactions pursuant to which equity securities, or securities convertible into equity securities, may be sold for aggregate consideration in an amount not to exceed $10,000,000. These sales of securities may result in the issuance of a number of shares of Common Stock that is more than 20% of the Company's outstanding Common Stock, and such sales may or may not be below book or market value of the Common Stock, depending on the market price of the Common Stock on the issuance date. In no event, however, will the sales be at a discount of greater than 25% of the market value of the Common Stock on the date of issuance. At the time of the mailing of this Proxy Statement, the Company has not entered into any contracts nor signed any engagement letters that would be binding to a contract to sell securities as discussed herein. Therefore, since there have been no agreements made and because there are no certain terms of any transaction other than as set forth above, the Company is unable to provide any additional details of the proposed transaction or series of transactions at this time. The Board of Directors will determine the terms of the securities to be issued in its discretion.

Reasons for the Sale of Securities

      The purpose of the sale of securities is to enable the Company to obtain funds to continue operations through the remainder of fiscal 2001 and fiscal 2002 and to finance additional growth through product development or through acquisitions. The sale of securities should also enhance the Company's financial structure and would give the Company additional flexibility to finance growth by raising additional equity capital due to an improved capital structure.

      The Company intends to use the proceeds of the sale of securities to fund the continued development of RIMS, to expand its portfolio of products, to increase its sales and marketing efforts, and to facilitate other general corporate improvements.

      Certain potential negative factors associated with the sale of securities have also been considered. First, the sale price may be at a discount to the market price of the Common Stock on either the date hereof or the closing date of the private offering, or both. Second, the sale of securities in the private offering will reduce the percentage of ownership of existing stockholders. Third, the agreement by which the securities are purchased may contain certain restrictive covenants, potentially limiting the ability to issue any additional debt or equity securities without the consent of the purchasers in the private offering.

      The Common Stock is currently traded on the Nasdaq SmallCap Market. Rule 4310(c)(25)(H) governing the Nasdaq SmallCap Market requires shareholder approval of any proposed transaction in which a number of shares of common stock that is more than 20% of the outstanding shares of common stock may be issued for less than the greater of book or market value of the common stock on the day of issuance. Rule 4310(c)(25)(H) states that an issuer may not raise funds through the sale of securities without shareholder approval unless (i) the transaction results in an issuance or potential issuance of a number of shares of common stock which is less than 20% of the total number of shares of the issuer's common stock currently outstanding, (ii) the securities are sold at the current market price, or (iii) the securities are sold in a public offering. The sale of securities in a transaction contemplated by this Proposal 3 could raise up to $10,000,000 in proceeds, compared to a maximum of approximately $1,293,000 (based on the closing price of the Common Stock on October 5, 2000) that could be raised in a transaction without shareholder approval. Based on current market conditions, management and the Board of Directors believe that a sale of securities in the public markets at the current market price of the Common Stock would involve substantial delay and significant expense and would probably be unsuccessful given current conditions in the market for public offerings by companies of similar size and financial position of, and in the same business as, the Company. Therefore, the Board of Directors believe that the best option is to complete a sale of securities on the terms outlined in this Proposal 3.

      Although the issuance of the securities in the proposed transaction(s) will have a dilutive effect on the Company's current shareholders, the Board of Directors believes that shareholder approval of Proposal 3 is in the Company's best interest because the Company's ability to raise additional financing absent shareholder approval is severely limited and could be very costly. Accordingly, the Board of Directors recommends the approval of Proposal 3.

      The Company is seeking shareholder approval at the annual meeting to avoid delay and additional expense in obtaining shareholder approval at a later date, in the event such shareholder approval is later required. In the event that shareholder approval is not obtained, the Board of Directors may, in consideration of its fiduciary duties, determine to proceed with a transaction if the Board of Directors deems such action to be in the Company's best interests.

Vote Required

      The proposed approval of a private placement offering will become effective only upon approval by the holders of a majority of the votes cast by the shareholders entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS
                                  PROPOSAL 3.

    PROPOSAL 4 - Amendment to the 1997 Stock Option and Long-Term Incentive
                               Compensation Plan

Proposed Amendment

      On October 10, 2000, the Board adopted, subject to shareholder approval, an amendment to the Company's 1997 Stock Option and Long-Term Incentive Compensation Plan, as amended (the "Option Plan"), to increase the number of shares of Common Stock that may be issued thereunder from 650,000 shares to 1,150,000 shares. On October 5, 2000, options with respect to an aggregate of 589,450 shares of Common Stock were outstanding under the Option Plan.

The Option Plan

      The purpose of the Option Plan, which was adopted in May 1997, is to enable the Company to compete successfully in attracting, motivating and retaining directors, officers, employees and consultants by making it possible for them to own shares of Common Stock thereby giving them a direct and continuing interest in the future success of the Company's business. The Option Plan is intended to provide a method whereby directors, officers, employees and consultants who are making or expected to make substantial contributions to the successful growth and development of the Company may be offered additional incentives thereby advancing the interests of the Company and its shareholders. The Board believes that the Option Plan increases the Company's flexibility in furthering such purposes.

Terms of the Option Plan

      The Option Plan provides for the grant of incentive stock options ("ISO"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options, SARs, restricted stock and stock bonuses.

      The purchase price of shares of Common Stock covered by an ISO must be at least 100% of the fair market value of such shares of Common Stock on the date the option is granted. The purchase price for all options is payable in cash or, subject to Committee approval, with shares of Common Stock previously owned by Participant, by way of a broker assisted exercise procedure or by such other method as the Committee may approve. No ISO will be granted to any employee who, at the time of such grant, owns more than 10% of the total combined voting power or value of all classes of capital stock of the Company, or any subsidiary of the Company, unless the option price is at least 110% of the fair market value of the shares of Common Stock subject to the option on the date the option is granted and the option expires no later than five years from the date the option is granted. In addition, the aggregate fair market value of the shares of Common Stock, determined at the date of grant, with respect to which ISOs are exercisable for the first time by a participant during any calendar year, shall not exceed $100,000. No ISO may be granted under the Option Plan to any individual who is not an employee of the Company. The purchase price of shares of Common Stock covered by a non-qualified stock option may be equal to or less than 100% of the fair market value of such shares of Common Stock on the date the option is granted.

      The Option Plan also provides for the grant of SARs, which entitle a participant to receive a cash payment, equal to the difference between the fair market value of a share of Common Stock on the exercise date and the exercise price of the SAR. The terms and the exercise price of a SAR will be determined by the Committee in its discretion at the time of the grant.

      Awards of restricted stock ("Restricted Stock") which are grants of shares of Common Stock that are subject to a restricted period during which such shares may not be sold, assigned, transferred, made subject to gift or otherwise encumbered and Stock Bonuses, which are bonuses in the form of Common Stock, may also be made under the Option Plan.

Administration of the Option Plan

      The Option Plan is administered by the Compensation Committee of the Board (the "Compensation Committee"). The Compensation Committee will have full authority, in its sole discretion, to interpret the Option Plan, to establish from time to time regulations for the administration of the Option Plan and to determine the directors, officers, employees and consultants to whom awards will be granted and the terms of such awards. The Compensation Committee may not take any action under the Option Plan unless it solely is at all times composed of not less than three "Non-Employee Directors" within the meaning of Rule 16(b)(3) ("Rule 16(b)(3)") under the Exchange Act. In the event that the composition of the Compensation Committee does not comply with Rule 16(b)(3), the Board shall take any and all actions required or permitted to be taken by the Compensation Committee under the Option Plan and shall serve as the Compensation Committee.

Exercise of Options and Rights

      Under the Option Plan, options or SARs may be exercised and the restrictions on Restricted Stock cease to apply, at such times and in such installments as are specified in the terms of its grant, but with respect to options and SARs not later than the expiration of ten years from the date of its grant, (or five years in the case of an ISO granted to any employee who owns more than 10% of the Company's voting stock) subject to earlier termination, expiration or cancellation as provided in the grant or the Option Plan.

      SARs may be granted in tandem with options and, to the extent that they are so granted and such stock appreciation rights are exercised, the related options shall be canceled. Similarly, if such options are exercised, the related stock appreciation rights shall be canceled.

      Options and SARs are not transferable by the participant otherwise than by will or the laws of descent and distribution and are exercisable during the participant's lifetime only by such participant. Restricted Stock is not transferable until all of the restrictions with respect thereto cease to apply.

      Unless otherwise provided in a grant, if participant's employment with the Company shall terminate (as determined by the Compensation Committee in its sole discretion) for any reason other than retirement, disability, death or for cause, (a) to the extent exercisable at the time of such termination, options shall remain exercisable until 90 days after the date of such termination and stock appreciation rights shall be exercisable on and until the 30th day after such termination on which date they shall expire, and (b) options and stock appreciation rights granted to such participant to the extent that they are not exercisable and all Restricted Stock, to the extent still restricted at the time of such termination, shall expire at the close of business on the date of such termination. In the event that the employment of such participant shall terminate as a result of retirement, disability or death, (x) options and SARs granted to such participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of their term and (y) options and SARs granted to such participant to the extent that they were not exercisable and all Restricted Stock to the extent still restricted at the time of such termination shall expire at the close of business on the date of such termination. In the event an participant's employment terminates for cause, all options or stock appreciation rights granted to the participant to the extent not exercised and all Restricted Stock to the extent still restricted at the time of such termination shall expire on the close of business on the date of such termination. The effect of exercising any ISO on a day that is more than 90 days after the date of such termination (or, in the case of a termination of employment on account of death or disability, on a day that is more than one year after the date of such termination) will be to cause such ISO to be treated as a non-qualified stock option pursuant to Section 422 of the Code.

Amendment of the Option Plan

      The Board may at any time, or from time to time, suspend or terminate the Option Plan in whole or in part, or amend it in such respects as the Board may deem appropriate. No amendment, suspension or termination of the Option Plan shall, without the participant's consent, alter or impair any of the rights or obligations under any option plan theretofore granted to a participant under the Option Plan.

Federal Income Tax Consequences

      The following summary is intended only as a general guide as to the federal income tax consequences under current law with respect to participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of awards made under the Option Plan are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

      Incentive Stock Options. Options designated as incentive stock options are intended to fall within the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of such an option. If an optionee does not dispose of his/her shares for two years following the date the option was granted or within one year following the transfer of the shares upon exercise of the option, the gain on the sale of the shares (which is the difference between the sale price and the purchase price of the shares) will be taxed as long-term capital gain. If an optionee satisfies such holding periods, upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of the shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the date of exercise and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income for the taxable year in which the disqualifying disposition occurs. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than one year. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares should be deductible as compensation paid by the Company for federal income tax purposes, subject to the general "reasonableness" and other deductibility requirements of Section 162 of the Code. The Company may be required to withhold additional taxes from the wages of the employee with respect to the amount of ordinary income taxable to the employee.

      The excess of the fair market value of the Common Stock acquired by exercise of an ISO (determined on the date of exercise) over the exercise price constitutes an item of adjustment in determining "alternative minimum taxable income" for purposes of computing "alternative minimum tax" ("AMT") under
Section 55 of the Code.

      Nonstatutory Stock Options. Options that do not qualify as incentive stock options are nonstatutory stock options and have no special tax status. An optionee generally recognizes no taxable income upon the grant of such an option.

      Upon the exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount equal to the difference between the option exercise price and the fair market value of the shares on the determination date (which is generally the date of exercise). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is, in general, the date on which the option is exercised unless the shares received are not vested and/or the sale of the shares at a profit would subject the optionee to liability under
Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b)"), in which case the determination date is the later of (i) the date on which the shares vest, or (ii) the date the sale of the shares at a profit would no longer subject the optionee to liability under Section 16(b) (Section 16(b) generally is applicable only to officers, directors and beneficial owners of more than 10% of the Common Stock of the Company). Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than one year. No tax deduction is available to the Company with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to such grant. The Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, subject to the general "reasonableness" and other deductibility requirements of Section 162 of the Code.

      Stock Appreciation Rights. A participant will not be required to recognize any income for federal income tax purposes upon the grant of a stock appreciation right ("SAR"). However, upon the date of exercise of a SAR, the participant will be required to recognize as ordinary income the amount of the cash payment received (which is equal to the excess of the fair market value of a share of Common Stock on the exercise date over the exercise price of the
SAR). The Company should be entitled to a deduction equal to the amount of the ordinary income recognized by the participant upon the settlement of the SAR, subject to the general "reasonableness" and other deductibility requirements of
Section 162 of the Code.

      Restricted Stock. In general, a participant will not be required to recognize any income for federal income tax purposes upon the grant or issuance of shares of Restricted Stock. Upon the vesting of such shares of Restricted Stock, the participant will be required to recognize, as ordinary income, an amount equal to the fair market value of such shares on the vesting date, except that if the sale of such shares at a profit within six months after the issuance of such shares could subject the participant to liability under Section 16(b), the participant would not recognize income until the earlier of (i) the expiration of such six-month period, or (ii) the first day on which the sale of such shares at a profit would not subject the participant to liability under
Section 16(b). Alternatively, no later than thirty days after the date of issuance of shares of Restricted Stock, the participant may also be able to elect, under Section 83(b) of the Code (a "Section 83(b) Election"), to include as ordinary income for the taxable year of such issuance, the fair market value of such shares at the time of issuance (without regard to any Section 16(b) or other "lapse" restriction). Any subsequent appreciation in shares of Restricted Stock with respect to which a Section 83(b) Election is made will be taxed as capital gain, and then only when such shares are sold or otherwise disposed of in a taxable transaction. Such capital gain will be long-term capital gain if the participant's holding period of such stock is more than one year. However, if the shares with respect to which a Section 83(b) Election is made are subsequently forfeited to the Company (e.g., upon termination of the participant's employment with the Company prior to the vesting of such shares), the participant will be unable to claim a deduction in respect of such forfeiture for the amount previously included as ordinary income. The Company should be entitled to a deduction equal to the amount of the ordinary income recognized by the participant, subject to the general "reasonableness" and other deductibility requirements of Section 162 of the Code.

      Stock Bonuses. Unless shares of Common Stock granted to a participant as part of a Stock Bonus are not vested or the participant could otherwise be subject to liability under Section 16(b), the participant will be required to recognize, as ordinary income, an amount equal to the fair market value of such shares at the time of issuance. If such shares are not vested or the participant could be subject to liability under Section 16(b) at the time of issuance, then, unless a Section 83(b) Election is made, the participant will not be required to recognize taxable income in respect of such shares until the later of the date
(i) on which such shares vest, or (ii) the sale of such shares at a profit would no longer subject the participant to liability under Section 16(b). The Company should be entitled to a deduction equal to the amount of the ordinary income recognized by the participant, subject to the general "reasonableness" and other deductibility requirements of Section 162 of the Code.

Vote Required

      The proposed amendment to the Option Plan will become effective only upon approval by the holders of a majority of the votes cast by the shareholders entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS
                                  PROPOSAL 4.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

      The following table sets forth all compensation awarded to, earned by or paid to the chief executive officer ("CEO") of the Company and the Company's four most highly compensated executive officers, whose salary and bonus exceeded $100,000 in compensation for the last three fiscal years (collectively, the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term
                                                   Annual Compensation            Compensation Awards
                                                --------------------------   ------------------------------
                                                                              Securities
           Name and                  Fiscal                 Other Annual      Underlying       All Other
      Principal Position              Year       Salary    Compensation(1)   Options/SARs   Compensation(2)
      ------------------              ----       ------    ---------------   ------------   ---------------
C. Kenneth Morrelly (3)               2000      $152,488      $ 11,700           70,000         $  1,475
  Sr. Vice President - Sales and
  Marketing

David Dinin (4)                       2000       261,779        16,107           25,000            3,414
  President and Chief Executive       1999        38,462         2,568          140,000                0
  Officer

Lawrence B. Klein (5)                 2000       199,172        11,895                0            2,633
  Director, Executive Vice            1999       187,500        10,508                0            3,900
  President - Worldwide               1998       203,817         7,172           45,000            4,106

Robert O'Connor                       2000       137,522        12,015            5,000            2,880
  Vice President -                    1999       125,786        11,570                0            2,776
  Systems Development                 1998       133,077        10,114           30,000            2,580

Elizabeth A. Burke                    2000       141,154             0           50,000            1,781
  Vice President - Finance,           1999       125,577             0                0            2,509
  Chief Financial Officer and         1998       121,023             0           30,000            1,554
  Treasurer

Martin Liebross                       2000       127,309        11,934                0            2,682
  Director - Network Systems          1999       100,000        31,404                0            2,251
  Group                               1998       100,000         8,766            5,000            2,147

----------

(1) Represents amounts paid for automobile expenses, certain non-accountable expenses and commissions.

(2) Represents matching contributions made by the Company pursuant to the Company's 401(k) Plan.

(3) Mr. Morrelly became Sr. Vice President - Sales and Marketing in June 1999 and became President and Chief Executive Officer on August 25, 2000.

(4) Mr. Dinin became President and Chief Executive Officer in April 1999 and resigned from employment with the Company in August 2000.

(5)   Mr. Klein retired as an employee of the Company in May 2000.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table sets forth individual grants of stock options and stock appreciation rights ("SARs") made by the Company during fiscal 2000 to each of the Named Executives:

                                Number of                Percent of Total        Exercise or
                          Securities Underlying      Options/SARs Granted to      Base Price    Expiration
         Name            Options/SARs Granted(1)   Employees in Fiscal Year(2)     ($/Share)       Date
         ----            -----------------------   ---------------------------     ---------       ----
C. Kenneth Morrelly             45,000(3)                     20.9%                $1.7500      06/01/04
                                25,000                        11.6                  2.6250      04/14/05

David Dinin                     25,000                        11.6                  2.6250      04/14/05

Robert O'Connor                  5,000                         2.3                  2.6250      04/14/05

Elizabeth A. Burke              40,000(4)                     18.6                  1.4375      10/29/04
                                10,000                         4.7                  2.6250      04/14/05

----------

(1)   The Company granted no SARs in fiscal 2000.

(2) In fiscal 2000, the Company granted options to purchase 215,000 shares of Common Stock to an aggregate of 33 employees.

(3) Mr. Morrelly's stock options to purchase 30,000 shares of Common Stock vest subject to the Company's net profit, as defined, for each of the next two fiscal years.

(4) Ms. Burke's stock options to purchase 10,000 shares of Common Stock vest subject to the Company's net profit, as defined, for each of the next two fiscal years.

Stock Option Exercises

      The following table contains information relating to the exercise of the Company's stock options by the Named Executives in fiscal 2000, as well as the number and value of their unexercised options as of May 31, 2000:

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

                                                       Number of Securities
                                                      Underlying Unexercised         Value of Unexercised
                         Shares                             Options at               In-the-Money Options
                        Acquired                       Fiscal Year-End(#)(1)         at Fiscal Year End($)
                          on           Value           ---------------------         ---------------------
      Name             Exercise(#)   Realized($)    Exercisable   Unexercisable   Exercisable   Unexercisable
      ----             -----------   -----------    -----------   -------------   -----------   -------------
C. Kenneth Morrelly        0             0                 0          70,000             0        $ 78,750

David Dinin                0             0            16,667         148,333       $33,333         246,667

Lawrence B. Klein          0             0            41,958           3,042             0               0

Robert O'Connor            0             0            20,000          15,000             0               0

Elizabeth A. Burke         0             0            20,000          60,000             0          57,500

Martin Liebross            0             0             3,333           1,667             0               0

----------

(1) The sum of the numbers under the Exercisable and Unexercisable columns of this heading represents each Named Executive's total outstanding options to purchase shares of Common Stock.

Executive Officers

      In addition to the nominees for Director listed above, set forth below is a brief description of the remaining executive officers of the Company:

      Elizabeth A. Burke, age 41, has been Vice President - Finance, Chief Financial Officer and Treasurer of the Company since April 1997. From July 1994 to January 1997, Ms. Burke was Vice President of Finance/Controller of Marvel Comics Group, a division of Marvel Entertainment Group, Inc. ("Marvel"). From November 1991 to July 1994, Ms. Burke was Corporate Controller of Marvel. From 1981 to November 1991, Ms. Burke was employed at Arthur Andersen LLP.

      Robert O'Connor, age 41, has been Senior Vice President - Technology since September 2000. Prior thereto, Mr. O'Connor had been Vice President - Technology from September 1999. From October 1991 to September 1999, he was the Vice President - Systems Development of the Company. Prior thereto, Mr. O'Connor was employed as a programming group leader by Sperry Corporation.

      Judy Frenkel, age 48, has been Senior Vice-President - Systems Development since September 2000. Prior thereto, Ms. Frenkel had been Vice President - Systems Development from September 1999. From September 1992 to September 1999, she was the Manager of Systems Analysis of the Company. From October 1988 to September 1992, Ms. Frenkel was a Senior Systems Analyst at the Company and from April 1986 to October 1988 was a Systems Analyst at the Company.

Employment and Consulting Agreements

      The Company has entered into an employment agreement with C. Kenneth Morrelly, the President and Chief Executive Officer of the Company. The Company has also entered into consulting agreements with Irwin Balaban, Chairman of the Board of the Company, William J. Hancock, a director of the Company, and Lawrence Klein, the Secretary and a director of the Company.

      Employment Agreement with Mr. Morrelly. On August 25, 2000, Mr. Morrelly entered into a two-year employment agreement pursuant to which he serves as President and Chief Executive Officer of the Company. Under his employment agreement, Mr. Morrelly receives a base salary of $262,500, subject to a five percent annual increase. In addition, Mr. Morrelly received options to purchase 140,000 shares at $1.56 per share, of which options to purchase 90,000 shares fully vest subject to the Company's net profit, as defined, for each of the twelve month periods ending August 2001 and August 2002. Of the remaining 50,000 options, options to purchase 16,667 shares vested on the date of grant and options to purchase 16,666 shares vest on each of the next two anniversary dates of the date of grant. All of Mr. Morrelly's options will also immediately vest upon a change of control (as defined) of the Company. All options expire on the fifth anniversary of the date of grant.

      In his employment agreement, Mr. Morrelly agreed that during his employment and for a period of one year thereafter he will not, without the prior written consent of the Company, compete with the Company by engaging in any capacity in any business that is competitive with the business of the Company in any geographical area in which the Company then conducts business.

      Consulting Agreement with Irwin Balaban. On April 1, 1999, Mr. Balaban entered into a three-year consulting agreement with the Company to provide consulting services with respect to new product development and related technical matters. Pursuant to this agreement, Mr. Balaban is paid an annual retainer of $12,000 plus a per diem of $1,000 for each day Mr. Balaban performs consulting services at the Company's request. For the fiscal year ended May 31, 2000 and 1999, Mr. Balaban received approximately $22,000 and $3,000, respectively, under this agreement. At May 31, 2000, $6,000 was accrued and unpaid relating to such services.

      Consulting Agreement with Mr. Hancock. On November 23, 1999, Mr. Hancock entered into a one-year consulting agreement with the Company to provide consulting services with respect to new product development and related technical matters. Pursuant to this agreement, Mr. Hancock is to receive an annual retainer of $36,000. During fiscal 2000, consulting fees of approximately $26,000 were paid under this agreement.

      Consulting Agreement with Mr. Klein. On May 16, 2000, Mr. Klein entered into a one-year consulting agreement with the Company to provide consulting services with respect to new product development and related technical matters. Pursuant to this agreement, Mr. Klein is to receive an annual retainer of $18,000. No fees were accrued or paid under this agreement during fiscal 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company leases approximately 10,000 square feet of office space, which functions as its corporate headquarters, in Massapequa, New York, pursuant to a lease between the Company and Robocom Properties Inc. ("Robocom Properties") that expires on December 31, 2010. The shareholders of Robocom Properties are Messrs. Balaban, Goldman, Klein and O'Connor. The total rental expense payable by the Company to Robocom Properties in each of the fiscal years ended May 31, 1998 and 1999 was $173,090 and 168,000, respectively. For the fiscal year ended May 31, 2000, the Company paid $132,000 to Robocom Properties and, at May 31, 2000, $36,000 was included in accrued expenses. Since January 1, 1998, the annual base rental of $168,000 payable under the lease has been adjusted and thereafter will be adjusted each year by the ratio of the prime rate as published in the Wall Street Journal on January 2 of such year to the prime rate as published in the Wall Street Journal on January 2 of the previous year, which for fiscal 1999 was the ratio of 7.75% to 8.50%. The prime rate on January 2, 2000 was 8.50%. However, the parties have agreed that rent will not be less than $14,000 per month. The Company believes that these rental terms are at least as favorable to the Company as could be obtained from an unaffiliated third party.

      In connection with the purchase by Robocom Properties in 1989 of the Company's corporate headquarters building, the Company guaranteed three mortgage loans in an aggregate original principal amount of $1,053,000 that mature in 2010 and bear interest at rates ranging from 8.25% to 8.877% per annum. At May 31, 2000, the outstanding aggregate principal amount of the mortgage loans was approximately $717,000.

      Irwin Balaban, Chairman of the Board of the Company, has been acting as a consultant to the Company since his retirement as President and Chief Executive Officer of the Company effective April 1, 1999. On April 1, 1999, the Company and Mr. Balaban entered into a three-year agreement pursuant to which Mr. Balaban is to receive $12,000 per year for providing consulting services on an as-needed basis. For the fiscal years ended May 31, 2000 and 1999, Mr. Balaban received approximately $22,000 and $3,000, respectively, under this agreement.

      William J. Hancock, a director of the Company, has been acting as a consultant to the Company since November 23, 1999. On November 23, 1999, the Company and Mr. Hancock entered into a one-year agreement pursuant to which Mr. Hancock is to receive $36,000 per year for providing consulting services to the Company on an as-needed basis. During fiscal 2000, consulting fees of approximately $26,000 were paid under this agreement.

      Lawrence Klein, a director of the Company, has been acting as a consultant to the Company since his retirement as Vice President- Worldwide of the Company effective May 15, 2000. On May 16, 2000, the Company and Mr. Klein entered into a one-year agreement pursuant to which Mr. Klein is to receive $18,000 per year for providing consulting services to the Company on an as-needed basis. No fees were accrued or paid under this agreement during fiscal 2000.

      Herbert Goldman, a director of the Company, acted as consultant to the Company commencing on his retirement as Executive Vice President - Operations of the Company effective July 1996 through May 2000. On May 15, 1997, the Company and Mr. Goldman entered into a three-year agreement pursuant to which Mr. Goldman received $12,000 per year for providing consulting services on an as-needed basis. For the fiscal years ended May 31, 2000, 1999 and 1998, Mr. Goldman received approximately $17,000, $23,000 and $12,000, respectively, under this agreement.

                              INDEPENDENT AUDITORS

      Ernst & Young LLP ("E&Y"), served as the Company's independent auditors for the fiscal year ended May 31, 2000. A representative of E&Y is expected to attend the Annual Meeting and such representative will have the opportunity to make a statement if he/she so desires and will be available to respond to appropriate questions from shareholders.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities ("10% Stockholders"), to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and 10% Stockholders are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file.

      Based solely on the Company's review of the copies of such reports received by the Company, the Company believes that for the fiscal year 2000, all
Section 16(a) filing requirements applicable to its officers, directors and 10% Stockholders were complied with, except for the late filing of a Statement of Changes in Beneficial Ownership of Securities on Form 4 by Irwin Balaban, the Chairman of the Board of the Company.

                              SHAREHOLDER PROPOSALS

      Proposals of shareholders intended for presentation at the 2001 Annual Meeting of Shareholders and intended to be included in the Company's Proxy Statement and form of proxy relating to that meeting in accordance with Rule 14a-8(e) promulgated under the Exchange Act, must be received at the address appearing on the first page of this Proxy Statement by May 27, 2001. The proxy rules of the Securities and Exchange Commission limit the circumstances under which the proxy card distributed by registered companies to their shareholders may permit those companies to cast the votes represented by the proxy voting cards in their sole discretion. As applied to the Company, the most important limitation is that for proposals made by a shareholder at the 2001 annual meeting that are not properly submitted by the shareholder for inclusion in the Company's own proxy materials, the Company may vote proxies in its discretion with respect to those proposals only if it has not received notice from the shareholder by May 27, 2001 at the latest that the shareholder intends to make those proposals at the annual meeting.

                                 OTHER BUSINESS

      Other than as described above, the Board knows of no matters to be presented at the Annual Meeting, but it is intended that the persons named in the proxy will vote all proxies according to their best judgment if any matters not included in this Proxy Statement do properly come before the meeting or any adjournment thereof.

                                    EXPENSES

      The expenses of printing and mailing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be borne by the Company. No solicitation other than by mail is contemplated, except that officers or employees of the Company may solicit the return of proxies from certain stockholders by telephone, personal solicitation or facsimile.

                                  ANNUAL REPORT

      The Company's Annual Report on Form 10-KSB for the year ended May 31, 2000, including financial statements, is being mailed herewith. If, for any reason, you do not receive your copy of the Annual Report, please contact Robocom Systems International Inc., 511 Ocean Avenue, Massapequa, New York 11758, Attention: Shareholder Relations, and another copy will be sent to you.

                                       By Order of the Board of Directors,


                                       C. Kenneth Morrelly,
                                       President and Chief Executive Officer

Dated: November 1, 2000
       Massapequa, New York

                                 REVOCABLE PROXY
                       ROBOCOM SYSTEMS INTERNATIONAL INC.

|X|   PLEASE MARK VOTES
      AS IN THIS EXAMPLE

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoint(s) C. Kenneth Morrelly, Elizabeth A. Burke and Lawrence B. Klein, or any of them, lawful attorneys and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Shareholders of Robocom Systems International Inc. to be held in the Executive Conference Room of Robocom Systems International Inc., 511 Ocean Avenue, Massapequa, New York 11758 on Monday, December 4, 2000 at 9:00 a.m., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present and to vote the number of votes the undersigned would be entitled to vote if personally present.

      The Board of Directors recommends a vote "FOR" the proposals set forth below.

Please be sure to sign and date
this Proxy in the boxes below.

                                                        ------------------------

                                                        ------------------------
                                                          Date

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Shareholder sign above  Co-holder (if any) sign above

                                       With-     For All
                             For       hold      Except
PROPOSAL 1:                  |_|       |_|       |_|

The Election of Directors:

Irwin Balaban, Herbert Goldman, William J. Hancock, Lawrence B. Klein, C. Kenneth Morrelly and Yacov Shamash.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

---------------------------------------------------------------------

                                                         For   Against   Abstain
PROPOSAL 2: Proposal to amend the Company's Restated     |_|     |_|       |_|
Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 shares to 30,000,000 shares.

                                                         For   Against   Abstain
PROPOSAL 3: Proposal to approve a private placement      |_|     |_|       |_|
offering of equity securities, or securities convertible into equity securities, of the Company for aggregate consideration in an amount not to exceed $10,000,000.

                                                         For   Against   Abstain
PROPOSAL 4: Proposal to amend the Company's 1997 Stock   |_|     |_|       |_|
Option and Long-Term Incentive Compensation Plan to increase the number of shares of Common Stock that may be issued thereunder from 650,000 shares to 1,150,000 shares.

      In accordance with their discretion, said Attorneys and Proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

      This proxy when properly executed will be voted in the manner described herein by the undersigned shareholder. If no direction is made, this proxy will be voted for each director nominee of the Board of Directors and for each of the Proposals set forth herein. Any prior proxy is hereby revoked.

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                       ROBOCOM SYSTEMS INTERNATIONAL INC.

Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

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